As filed with the Securities and Exchange Commission on September 5, 2008

Registration No. _______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IA GLOBAL, INC.

(Exact name of registrant as specified in its charter)

________________

DELAWARE (State or other jurisdiction of incorporation or organization)	13-4037641 (IRS Employer Identification No.)

101 California Street, Suite 2450

San Francisco, CA 94111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

________________

IA Global, Inc. 2007 Stock Incentive Plan, as amended

(Full title of the plan)

________________

Derek Schneideman

Chief Executive Officer

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

(415) 946-8828

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Kevin Lavin, Esq.

Arnold & Porter LLP

1600 Tysons Blvd., Suite 900

McLean, VA 22102

(703) 720-7000

________________

This Registration Statement shall become effective upon filing in accordance with Rule 464 of the Securities Act of 1933, as amended.

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 Par Value	7,500,000 (1)	$0.11	$825,000	$32.42

(1)  This registration statement covers 7,500,000 shares of common stock of the Registrant, $0.01 par value (“Common Stock”), for issuance in connection with IA Global, Inc. 2007 Stock Incentive Plan, as amended. Pursuant to Rule 416 under the Securities Act of 1933, as amended (“Securities Act”), such additional number of shares of the Registrant’s Common Stock as may be offered or issued as a result of any stock splits, stock dividends or similar events effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock. Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act, the prospectus that is part of this Registration Statement will be also be used in connection with the offer and sale of Common Stock of the Registrant previously registered under the Registrant’s Registration Statements on Form S-8 (File No. 333-116671) and (File No. 333-146677), which are currently effective.

(2)  Estimated solely for the purpose of calculating the registration fee pursuant Rule 457(c) and (h) under the Securities Act, on the basis of the average high and low sale prices of the Registrant’s Common Stock as reported on September 2, 2008 on the American Stock Exchange, which date is within 5 business days prior to the date of the filing of this Registration Statement.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by IA Global, Inc., a Delaware corporation (“IA Global,” the “Registrant” or the “Company”), and relates to the registration of 7,500,000 additional shares of the Registrant’s common stock, $0.01 par value per share (“Common Stock”) relating to IA Global, Inc.’s 2007 Stock Incentive Plan, as amended (the “Plan”), which is already effective. In accordance with General Instruction E to Form S-8, the contents of  the Company’s Registration Statement on Form S-8 File No. 333-146677) filed with the Securities Exchange Commission (the “SEC”) on October 12, 2007, relating to the registration of 20,000,000 shares of the Company’s Common Stock authorized for issuance under the Plan, is incorporated by reference in its entirety in this Registration Statement.

2

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of documents by Reference.

The following documents filed by IA Global with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

1.        The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on April 15, 2008 and the Transition Report for the transition period from January 1, 2008 to March 31, 2008, filed with the SEC on July 15, 2008.

2.        The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008 filed with the SEC on August 19, 2008.

3.        The Company’s Definitive Proxy Statement on Schedule 14A for its 2008 Annual Shareholder’s Meeting filed with the SEC on June 23, 2008.

4.        Current Reports on Form 8-K or 8-K/A filed on January 11, 2008; January 17, 2008; January 22, 2008; January 23, 2008; January 24, 2008; February 6, 2008; February 14, 2008; February 29, 2008; March 4, 2008; March 13, 2008; March 14, 2008; April 7, 2008; April 8, 2008; April 9, 2008; April 14, 2008; April 16, 2008; April 18, 2008; April 30, 2008; May 1, 2008; May 19, 2008; May 20, 2008; June 2, 2008; June 5, 2008; June 9, 2008; June 10, 2008; June 23, 2008; June 23, 2008, June 24, 2008, June 25, 2008; July 2, 2008; July 8, 2008, July 9, 2008, August 1, 2008 and August 14, 2008.

5.        The description of the Company’s Common Stock incorporated in the Company’s Registration Statement on Form 8-A filed with the SEC on May 10, 2000, and all amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering to which this Prospectus relates.

Any statement contained or incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that it is modified or superseded by any other statement in this registration statement or in any subsequently filed document that is incorporated by reference. Any statement modified in this manner shall not be deemed to be a part of this registration statement, and any statement superseded in this manner shall not be deemed to constitute a part of this registration statement.

Item 8.	Exhibits

3.1	Amended and Restated Certificate of Incorporation of IA Global, Inc. dated July 10, 2007 (2)
3.2	Amended and Restated Bylaws of IA Global, Inc. dated November 10, 2007 (3)
3.3	Certificate of Designation of Preferences and Rights of the Registrant’s Series A Convertible Preferred Stock (4)
3.4	Certificate of Designation of Preferences and Rights of the Registrant’s Series B Convertible Preferred Stock (5)
3.5	Certificate of Designations, Rights and Preferences of the Series A-1 Preferred Stock of IA Global, Inc. dated October 18, 2006 (6)
3.6	Certificate Eliminating Reference to a Series B Convertible Preferred Shares of Stock from the Certificate of Incorporation of IA Global, Inc. dated October 18, 2006. (6)
3.7	Certificate Eliminating Reference to a Series A-1 Convertible Preferred Shares of Stock from the Certificate of Incorporation of IA Global, Inc. dated March 29, 2007 (7)
4.1	IA Global, Inc. 2007 Stock Incentive Plan (1)
5.1	Opinion of Arnold and Porter LLP (1)
23.1	Consent of Sherb and Co., LLP, Independent Registered Public Accounting Firm (1)
23.2	Consent of Arnold and Porter LLP, included in the opinion filed as Exhibit 5 hereto (1)
24.1	Powers of Attorney (included in the signature page to this Registration Statement)

(1) Filed herewith.

(2) Filed as an exhibit to Registrant’s Current Report on Form 8-K, dated November 8, 2001, and incorporated herein by reference.

(3) Filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q, dated May 15, 2006 and filed on May 15, 2006, and incorporated herein by reference.

(4) Filed as an exhibit to Registrant’s Current Report on Form 8-K, dated October 19, 2006 and filed on October 24, 2006, and incorporated herein by reference.

(5) Filed as an exhibit to Registrant’s Current Report on Form 8-K, dated March 29, 2007 and filed on March 30, 2007, and incorporated herein by reference.

(6) Filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q for the period ending June 30, 2007, and filed August 20, 2007 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on September 5, 2008.

IA GLOBAL, INC.

By:	/s/ Derek Schneideman

Derek Schneideman

Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints, jointly and severally, Derek Schneideman and Mark Scott, or his true and lawful attorney-in-fact and agents, each with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 5, 2008:

Signature	Title

/s/ Derek Schneideman Derek Schneideman	Director and Chief Executive Officer (Principal Executive Officer)

/s/ Mark Scott Mark Scott	Director, Chief Operating and Financial Officer (Principal Financial and Accounting Officer)

__________
Hideki Anan	Director
/s/ Masazumi Ishii Masazumi Ishii	Independent Director

/s/ Eric La Cara Eric La Cara	Independent Director

/s/ Brian Nelson Brian Nelson	Independent Director

/s/ Mae Towada Mae Towada	Independent Director